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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 1 to Registration Statement, No. 333-38439, of Elcotel, Inc. on Form S-4 of our report on the consolidated financial statements of Technology Service Group, Inc. and subsidiary dated May 23, 1997 (June 9, 1997 as to the last paragraph of Note 14) appearing in the Joint Proxy Statement-Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
October 28, 1997